Registration No. 333-71591

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                               (Amendment No. 1)
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                SCI SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)
        DELAWARE                                        63-0583436
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
 Incorporation or Organization)

                            2101 WEST CLINTON AVENUE
                            HUNTSVILLE, ALABAMA 35805
               (Address of Principal Executive Offices) (Zip Code)

             THE SCI SYSTEMS, INC. 1994 STOCK OPTION INCENTIVE PLAN
                            (Full Title of the Plan)

                                  OLIN B. KING
                                    CHAIRMAN
                                SCI SYSTEMS, INC.
                         C/O SCI SYSTEMS (ALABAMA), INC.
                            2101 WEST CLINTON AVENUE
                            HUNTSVILLE, ALABAMA 35805
                     (Name and Address of Agent for Service)

                                 (256) 882-4800
          (Telephone Number, Including Area Code, of Agent for Service)

                          COPIES OF COMMUNICATIONS TO:

                             ELIOT W. ROBINSON, ESQ.
                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                                 SIXTEENTH FLOOR
                           191 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30303


                         CALCULATION OF REGISTRATION FEE

                                         Proposed Maximum   Proposed Maximum
Title of Securities     Amount To Be     Offering Price     Aggregate Offering  Amount of
To Be Registered        Registered(1)    Per Share(2)       Price(2)            Registration Fee

Common Stock, par
value $.10 per          2,000,000        $56.8125           $113,625,000.00     $31,587.75
share

(1) The shares registered pursuant to this Registration Statement are to be issued pursuant to the SCI Systems, Inc. 1994 Stock Option Incentive Plan (the "1994 Plan"). The number of shares authorized for issuance under the 1994 Plan was increased from 2,600,000 to 4,600,000 shares pursuant to a proposal submitted to the annual meeting of the Registrant's stockholders held on October 23, 1998. The initial 2,600,000 shares issuable pursuant to the 1994 Plan were previously registered pursuant to a separate Form S-8 Registration Statement, and the appropriate filing fee was paid with respect to such shares at that time. This Registration Statement registers the additional 2,000,000 shares authorized for issuance under the 1994 Plan. This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the 1994 Plan.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act") and based on the closing price of the Registrant's Common Stock reported on the New York Stock Exchange on January 28, 1999.

As required by the General Instruction to Item E for the use of the Form S-8 Registration Statement under the Securities Act ("Form S-8"), this registration of additional shares under the 1994 Plan incorporates by reference the contents of the original filing on Form S-8 of the Plan (File No. 33-56807).




(This amendment is to correct an inadvertent typing mistake concerning the maximum aggregate offering price.)



                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-8 Registration Statement, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Huntsville, State of Alabama, on this 4th day of February, 1999.


                                     SCI SYSTEMS, INC.

                                     By:/s/ Olin B. King
                                        Olin B. King
                                        Chairman and Chief Executive Officer






     Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

    Signature                    Title                       Date


/s/ Olin B. King         Chairman of the Board          February 4,1999
Olin B. King             and Chief Executive Officer
                         Officer (Principal Executive,
                         and Financial Officer)

*                        Director, President
A. Eugene Sapp, Jr.      and Chief Operating Officer

*                        Director
Howard H. Callaway

*                        Director
Jackie M. Ward

*                        Director
Wayne Shortridge

*                        Director
William E. Fruhan

*                        Director
G. Robert Tod



* Pursuant to Power of Attorney

By:/s/ Olin B. King
   Olin B. King
   Attorney-in-Fact
Dated: February 4, 1999



INDEX TO EXHIBITS




     Exhibit No.:        Description

        5                Opinion of Counsel

        23.1             Consent of Independent Auditors

        23.2             Consent of Counsel (included in Exhibit 5)

        24 Power of Attorney (See signature page to S-8, Registration Statement No. 333-71591.)